Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005 relating to the financial statements and financial statement schedule of Bluefly, Inc., which appears in Bluefly, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.


PricewaterhouseCoopers LLP
New York, NY
April 29, 2005